UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2007
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15063 (Commission File Number)	33-0618093 (I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendments to DSU Programs
In order to satisfy certain regulatory requirements in preparation for the planned listing of our common stock on The NASDAQ Capital Market, on August 6, 2007 we amended our Employee Deferred Stock Unit Program and our Non-Employee Director Deferred Stock Unit Program.
These amendments impose a maximum 10-year term for each program (from their original adoption date, which was May 18, 2006) and establish a maximum number of shares that may be issued under each program. The maximum number of shares that may be issued under the Employee Deferred Stock Unit Program over the 10-year term is 2,100,000 shares (anticipated to be adjusted to 700,000 shares upon the effectiveness of the recently announced one-for-three reverse stock split). The maximum number of shares that may be issued under the Non-Employee Director Deferred Stock Unit Program over the 10-year term is 1,200,000 shares (anticipated to be adjusted to 400,000 shares upon effectiveness of the reverse stock split).
Copies of the amendments are attached to this Form 8-K as Exhibits 10.1 and 10.2.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	First Amendment to Employee Deferred Stock Unit Program, dated August 6, 2007.

10.2	First Amendment to Non-Employee Director Deferred Stock Unit Program, dated August 6, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
August 8, 2007	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer